August 13, 2013

Securities and Exchange Commission

100 F Street, N.W.

Washington, DC 20549-7561

Dear Sir/Madam:

We have read Item 4.01 of Dewmar International BMC, Inc. (the “Company”) Form 8-K/A dated August 13, 2013, and are in agreement with the statements made in response to that Item insofar as they relate to our Firm.

Very truly yours,

/s/ McConnell and Jones, LLP

Houston, Texas

August 13, 2013

3040 Post Oak Blvd., Suite 1600 Houston, TX 77056 Phone: 713.968.1600 Fax: 713.968.1601 WWW.MCCONNELLJONES.COM